Exhibit 4.1

SKYWORKS SOLUTIONS, INC.
(as Issuer)
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
(as Trustee)
Indenture
Dated as of August 10, 2026
DEBT SECURITIES

SKYWORKS SOLUTIONS, INC.
RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
AND INDENTURE, DATED AS OF AUGUST 10, 2026

Section of Trust Indenture Act of 1939	Section(s) of Indenture
Section 310(a)(1)	Section 5.09
(a)(2)	Section 5.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	Section 5.09
(b)	Section 5.08
Section 311(a)	Section 5.13
(b)	Section 5.13
(c)	Not Applicable
Section 312(a)	Section 6.01
(b)	Section 6.02
(c)	Section 6.02
Section 313(a)	Section 6.03
(b)	Section 6.03
(c)	Section 6.03
(d)	Section 6.03
Section 314(a)	Section 6.04
Section 6.05
(b)	Not Applicable
(c)(1)	Section 1.02
Section 6.04
(c)(2)	Section 1.02
Section 6.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	Section 1.02
Section 315(a)	Section 5.01
(b)	Section 5.02
(c)	Section 5.01
(d)	Section 5.01
(e)	Section 4.14
Section 316(a)(1)(A)	Section 4.12
(a)(1)(B)	Section 4.13
(a)(2)	Not Applicable
(b)	Section 4.08
Section 317(a)(1)	Section 4.03
(a)(2)	Section 4.04
(b)	Section 9.03
Section 318(a)	Section 1.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

TABLE OF CONTENTS

ARTICLE IV
REMEDIES

Article VII
CONSOLIDATION, MERGER OR TRANSFER

THIS INDENTURE, between Skyworks Solutions, Inc., a Delaware corporation (the “Issuer”) having its principal office at 5260 California Avenue, Irvine, California 92617, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) is made and entered into as of this 10th day of August, 2026.

RECITALS OF THE ISSUER

WHEREAS, the Issuer has duly authorized the issuance from time to time of its debt securities in one or more series (the “Notes”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof,

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Notes by the Holders (as hereinafter defined) thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes or any series thereof as follows:

Article I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.                    Definitions. For all purposes of this Indenture, and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(1)               the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)              all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

(3)               all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(4)              all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” has the meaning specified in Section 9.07.

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Notes under Section 5.14.

“Authentication Order” has the meaning specified in Section 2.02(1).

“Bankruptcy Code” means title 11, U.S. Code, as amended, or any similar state or federal law for the relief of debtors.

“Board of Directors” means (i) the Board of Directors of the Issuer, (ii) any committee of such Board of Directors, (iii) any committee of officers of the Issuer or (iv) any officer of the Issuer, in the cases of clauses (ii)-(iv), authorized with respect to any matter to exercise the powers of the Board of Directors of the Issuer.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City or the place of payment are authorized or required by law, regulation or executive order to be closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP; and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company Request” or “Company Order” means, respectively, a written request or order, as the case may be, signed in the name of the Issuer by any Officer thereof and delivered to the Trustee.

“Consolidated Net Tangible Assets” means, as of the time of determination, (a) the total assets of the Issuer and its subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) current liabilities of the Issuer and its subsidiaries, except for current maturities of long-term Indebtedness and Capital Lease Obligations, and (ii) goodwill and other intangible assets of the Issuer and its subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the most recent consolidated balance sheet prepared by the Issuer in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (or comparable semiannual report) timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by the Issuer) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

“Corporate Trust Office” means the office of the Trustee in the contiguous United States at which at any particular time this Indenture shall be principally administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071; Attn: B. Scarbrough (Skyworks Solutions, Inc.).

“Covenant Defeasance” has the meaning specified in Section 3.02.

“Custodian” means the Person appointed by the Issuer to act as custodian for the Depositary, which Person shall be the Trustee unless and until a successor Person is appointed by the Issuer.

“Defaulted Interest” has the meaning specified in Section 2.06(2).

“Defeasance” means Legal Defeasance or Covenant Defeasance.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with this Indenture.

“Depositary” means with respect to the Notes of any series issuable or issued in whole or in part in global form, (i) DTC or (ii) the Person otherwise designated as Depositary for such series by the Issuer pursuant to Section 2.01 or 2.04, unless and until a successor Depositary for such series shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” with respect to the Notes of a series shall mean or include each Person who is then a Depositary hereunder with respect to such series.

“Discharged” has the meaning specified in Section 3.02.

“DTC” has the meaning specified in Section 2.04(2).

“Event of Default” has the meaning specified in Section 4.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of this Indenture.

“Global Note” means each note in global form issued in accordance with this Indenture and bearing the Global Note Legend.

“Global Note Legend” means the legend set forth in Section 2.01(2), which is required to be placed on all Global Notes issued pursuant to this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Holder” and “Holder of Notes” means a Person in whose name a Note is registered in the Security Register.

“Incur” means issue, assume, guarantee or otherwise become liable for.

“Indebtedness” means, with respect to any Person, obligations (other than Non-recourse Obligations) of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Indenture” or “this Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date” when used with respect to any Note, means the date specified in such Note on which an installment of interest on such Note is scheduled to be paid.

“Issue Date” of any Note (or portion thereof) means the earlier of (a) the date of such Note or (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Legal Defeasance” has the meaning specified in Section 3.02.

“Maturity” when used with respect to any Note, means the date on which all or a portion of the principal amount outstanding under such Note becomes due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption, or otherwise.

“Maturity Date” when used with respect to any Note or any installment of principal thereof, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal becomes due and payable.

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of the Issuer or any direct or indirect subsidiaries of the Issuer, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Issuer or any direct or indirect subsidiary of the Issuer or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes” has the meaning specified in the Recitals of the Issuer on the first page of this Indenture, including any replacement Notes issued therefor in accordance with this Indenture.

“Issuer” means Skyworks Solutions, Inc., a Delaware corporation, unless and until a successor entity or assign shall have assumed the obligations of the Issuer under this Indenture and the Notes and thereafter “Issuer” shall mean such successor entity or assign.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of the Issuer.

“Officer’s Certificate” means a certificate signed by any Officer of the Issuer.

“Opinion of Counsel” means, with respect to the Issuer or the Trustee, a written opinion of counsel to the Issuer or the Trustee, as the case may be, which counsel may be an employee of the Issuer or the Trustee who is reasonably satisfactory to the Trustee, as the case may be. Such opinion may include customary qualifications and assumptions.

“Outstanding” when used with respect to the Notes or any series of Notes, means, as of the date of determination, all Notes or all Notes of such series, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(a)               such Notes or such Notes of such series, as the case may be, theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)              such Notes or such Notes of such series, as the case may be, or portions thereof, for whose payment, redemption, discharge or defeasance (including Discharge or Defeasance pursuant to Section 3.01 or Section 3.02 of this Indenture) money in the necessary amount has been theretofore deposited in trust with the Trustee or with any Paying Agent other than the Issuer, or, if the Issuer shall act as its own Paying Agent, has been set aside and segregated in trust by the Issuer; provided, in any case, that if such Notes or such Notes of such series, as the case may be, are to be redeemed prior to their Maturity Date, notice of such redemption has been duly given pursuant to any redemption provision adopted under Section 2.01 of this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)               such Notes or such Notes of such series, as the case may be, in exchange for or in lieu of which other Notes or other Notes of such series, as the case may be, have been authenticated and delivered pursuant to this Indenture, or which shall have been paid, in each case, pursuant to the terms of Section 2.05 (except with respect to any such Note or any such Note of such series, as the case may be, as to which proof satisfactory to the Trustee is presented that such Note or such Note of such series, as the case may be, is held by a person in whose hands such Notes or such Notes of such series, as the case may be, is a legal, valid, and binding obligation of the Issuer); and

(d)              solely to the extent provided in Article III, Notes or Notes of such series, as the case may be, which are subject to Legal Defeasance or Covenant Defeasance as provided in Section 3.02.

In determining whether the Holders of the requisite principal amount of such Notes or Notes of such series, as the case may be, Outstanding have given a direction concerning the time, method and place of conducting any proceeding for any remedy available to the Trustee, or concerning the exercise of any trust or power conferred upon the Trustee under this Indenture, or concerning a consent on behalf of the Holders of the Notes or the Holders of the Notes of such series, as the case may be, to the waiver of any past default and its consequences, Notes or the Notes of such series, as the case may be, owned by the Issuer, any other obligor upon the Notes or Notes of such series, as the case may be, or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent, or waiver hereunder, only Notes or Notes of such series, as the case may be, which a Responsible Officer assigned to the corporate trust department of the Trustee knows to be owned by the Issuer or any other obligor upon the Notes or the Notes of such series, as the case may be, or any Affiliate of the Issuer or such other obligor shall be so disregarded. Notes or Notes of such series, as the case may be, so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Notes or Notes of such series, as the case may be, and that the pledgee is not the Issuer or any other obligor upon the Notes or the Notes of such series, as the case may be, or any Affiliate of the Issuer or such other obligor.

“Paying Agent” means any Person appointed by the Issuer to distribute amounts payable by the Issuer on the Notes. The Issuer may act as its own Paying Agent. As of the date of this Indenture, the Issuer has appointed the Trustee as Paying Agent with respect to all Notes issuable hereunder.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or political subdivision thereof.

“Place of Payment” means the place specified pursuant to Section 9.02.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a lost, destroyed, mutilated, or stolen Note shall be deemed to evidence the same debt as the lost, destroyed, mutilated, or stolen Note.

“Record Date” means any date as of which the Holder of a Note of any series will be determined for any purpose described herein, such determination to be made as of the close of business on such date by reference to the Security Register, and in relation to a determination of a payment of an installment of interest on the Notes of any series, shall have the meaning specified in such series of Notes.

“Redemption Date” when used with respect to any Notes to be redeemed, means the date fixed for such redemption in any notice of redemption issued pursuant to any redemption provision adopted under Section 2.01 of this Indenture.

“Redemption Price” when used with respect to any Notes to be redeemed, means the price specified in any optional redemption provision pursuant to Section 2.01(1)(v)(f).

“Registrar” means the Person who maintains the Security Register, which Person shall be the Trustee unless and until a successor Registrar is appointed by the Issuer.

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of May 21, 2021, among the Issuer, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by the First Amendment, dated as of March 6, 2023, the Second Amendment, dated as of November 18, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time (such amendment, restatement, amendment and restatement, supplement, modification, replacement or refinancing may be successive or non-successive); provided that any such amendment, restatement, amendment and restatement, supplement, modification, replacement or refinancing is in the form of a revolving credit facility (or similar arrangement).

“Sale and Leaseback Transaction” has the meaning specified in Section 9.07.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Security Register” has the meaning specified in Section 2.04.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.06.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force as of the date hereof; provided that, with respect to every supplemental indenture executed pursuant to this Indenture, “Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, as then in effect.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean, or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person “Trustee” as used with respect to the Notes of any series shall mean the Trustee with respect to the Notes of that series.

“U.S. Government Obligations” means (a) securities that are direct obligations of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America and (b) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America, and also includes depository receipts issued by a bank or trust company as custodian with respect to any of the securities described in the preceding clauses (a) and (b), and any payment of interest or principal payable under any of the securities described in the preceding clauses (a) and (b) that is held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt, or from any amount received by the custodian in respect of such securities, or from any specific payment of interest or principal payable under the securities evidenced by such depository receipt.

Section 1.02.                    Officer’s Certificates and Opinions. Every Officer’s Certificate, Opinion of Counsel and other certificate or opinion to be delivered to the Trustee under this Indenture with respect to any action to be taken by the Trustee shall include the following:

(1)               a statement that each individual signing such certificate or opinion has read all covenants and conditions of this Indenture relating to such proposed action, including the definitions of all applicable capitalized terms;

(2)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)               a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)               a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.                    Form of Documents Delivered to Trustee.

(1)              In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(2)              Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal counsel, unless such officer knows that any such certificate, opinion, or representation is erroneous. Any opinion of counsel for the Issuer may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, unless such counsel knows that any such certificate, opinion, or representation is erroneous.

(3)              Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, such instruments may, but need not, be consolidated and form a single instrument.

Section 1.04.                    Acts of Holders.

(1)              Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and (if expressly required by the applicable terms of this Indenture) to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(2)               The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(3)               The ownership of Notes shall for all purposes be determined by reference to the Security Register, as such register shall exist as of the applicable Record Date.

(4)               If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, by Board Resolution, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Notes Outstanding shall be computed as of such Record Date, provided that no such authorization, agreement or consent by the Holders on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such Record Date.

(5)              Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind each subsequent Holder of such Note, and each Holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done or suffered to be done by the Trustee or the Issuer in reliance upon such action, whether or not notation of such action is made upon such Note.

Section 1.05.                    Notices, Etc., to Trustee and Issuer. Any request, order, authorization, direction, consent, waiver or other action to be taken by the Trustee, the Issuer or the Holders hereunder (including any Authentication Order), and any notice to be given to the Trustee or the Issuer with respect to any action taken or to be taken by the Trustee, the Issuer or the Holders hereunder, shall be sufficient if made in writing and

(1)               if to be furnished or delivered to or filed with the Trustee by the Issuer or any Holder, delivered to the Trustee at its Corporate Trust Office, including without limitation, by means of electronic delivery, including, without limitation, email and electronic facsimile or other electronic delivery, or

(2)               if to be furnished or delivered to the Issuer by the Trustee or any Holder, and except as otherwise provided in Section 4.01(3), mailed to the Issuer, first-class postage prepaid, at the following address: c/o Skyworks Solutions, Inc., 5260 California Avenue, Irvine, California 92617 Attention: Contracts and General Counsel, Facsimile No.: (949) 725-1772, Telephone No.: (949) 231-3000 or at any other address hereafter furnished in writing by the Issuer to the Trustee.

Section 1.06.                    Notice to Holders; Waiver. Where this Indenture or any Note provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein or in such Note) if (1) in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register as of the applicable Record Date, if any, or (2) given by electronic delivery, not later than the latest date or earlier than the earliest date prescribed by this Indenture or such Note for the giving of such notice; provided that if the Holder to which any such notice or communication is to be mailed, delivered, given or otherwise transmitted is a Depositary or its nominee, such notice or communication may instead be given by such other means as may be required or permitted by the procedures of the Depositary. In any case where notice to Holders is given, neither the failure to give such notice, nor any defect in any notice so given, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. If a notice or communication is sent in the manner provided in this Section 1.06 within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 1.07.                    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 1.08.                    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction of any provision of this Indenture.

Section 1.09.                    Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 1.10.                    Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.                    Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Authenticating Agent, the Registrar, any Paying Agent, and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.                    Governing Law. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.13.                    Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. This Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in a number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Issuer plans to use (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1.14.                    Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Maturity Date or other payment date shall not be a Business Day, then (notwithstanding any other provisions of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Maturity Date or other payment date; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Maturity Date or other payment date, as the case may be.

Section 1.15.                    Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.16.                    U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 1.17.                    Acceptance of Trust. U.S. Bank Trust Company, National Association, the initial Trustee named herein, accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth herein.

Article II
THE NOTES

Section 2.01.                    Form and Dating.

(1)           General.

(i)           The Notes of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution, Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, stock exchange rule or DTC rule or usage or with any rules or regulations pursuant thereto, all as may, consistently herewith, be determined by the Officer executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication. The Issuer shall furnish any such legends to the Trustee in writing.

(ii)          The Definitive Notes, if any, shall be printed, lithographed or engraved or produced by any combination of those methods on steel engraved borders or may be produced in any other manner permitted by any applicable rule of any securities exchange, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

(iii)         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Nothing in the preceding sentence shall, however, limit the effect of the second paragraph of Section 2.02(1). However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto.

(iv)         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(v)         The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be established in or pursuant to (x) a Board Resolution, (y) an Officer’s Certificate or (z) one or more indentures supplemental hereto, prior to the issuance of Notes of any series:

(a)               the title of the Notes of the series (which shall distinguish the Notes of the series from all other Notes);

(b)               any limit upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.03, 2.04, 2.05, 8.07 or any optional redemption provision pursuant to Section 2.01(1)(v)(f);

(c)               the date or dates on which the principal of the Notes of the series is payable;

(d)               the rate or rates at which the Notes of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Record Dates, if any, for the determination of Holders to whom interest is payable;

(e)               the place or places where the principal of and any premium and interest on the Notes of the series shall be payable;

(f)                any optional redemption, mandatory redemption, sinking fund and any change of control put provisions;

(g)               if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 4.02;

(h)               the issue date;

(i)                the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the Notes of the series will be made if other than U.S. dollars;

(j)                the provisions, if any, relating to any security provided for the Notes of the series, and any subordination in right of payment, if any, of the Notes of the series;

(k)               the issue price (expressed as a percentage of the aggregate principal amount of the Notes) at which the Notes will be issued;

(l)                 if the Notes of the series are issuable in whole or in part in the form of Definitive Notes or as one or more Global Notes, and if so, the identity of the Depositary for such Global Notes if other than DTC;

(m)              any other terms of the series (which may supplement, modify or delete any provisions of this Indenture);

(n)               if the Notes of such series will be convertible into or exchangeable for shares of common stock, preferred stock or other securities of the Issuer or any other Person, the terms and conditions upon which such Notes will be so convertible or exchangeable;

(o)               any additions to, deletions of or changes in the Events of Default which apply to the Notes of the series; and

(p)               any additions to, deletions of or changes in any covenants of the Issuer with respect to the Notes of a particular series.

Notwithstanding Section 2.01(1)(v)(b) and unless otherwise expressly provided with respect to a series of Notes, the aggregate principal amount of a series of Notes may be increased and additional Notes of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased; provided that, any such additional Notes shall have identical terms as the outstanding Notes of such series, other than with respect to the date of issuance, issue price, first Interest Payment Date, interest accrual date and amount of interest payable on the first Interest Payment Date applicable thereto; provided further, that any such additional Notes shall be treated as a single class with the outstanding Notes of such series for all purposes under this Indenture, subject to any applicable United States Federal income tax provisions.

(2)           Global Notes.

(i)           If the Issuer shall establish pursuant to Section 2.01(1) above that the Notes of a series or a portion thereof are to be issued in the form of one or more Global Notes, then the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Global Notes that (a) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Notes of such series issued in such form and not yet cancelled, (b) shall be registered, in the name of the Depositary designated for such Global Note pursuant to Section 2.04, or in the name of a nominee of such Depositary, (c) shall be deposited with the Trustee, as Custodian for the Depositary, and (d) shall bear a legend substantially as follows (“Global Note Legend”):

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)          Each Depositary designated pursuant to Section 2.01 or 2.04 for a Global Note must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, provided that the Depositary is required to be so registered in order to act as depositary.

(iii)         Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as provided in this Indenture.

(3)           Trustee’s Certificate of Authentication.

The Trustee’s Certificate of Authentication shall be in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized signatory

Section 2.02.                    Execution and Authentication.

(1)          At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any series executed on behalf of the Issuer by any Officer to the Trustee for authentication, and the Trustee, upon receipt of a written order of the Issuer specifying the principal amount and registered Holder of each Note and whether such Note shall be a Definitive Note or a Global Note, and signed by an Officer (the “Authentication Order”) shall thereupon in accordance with the procedures acceptable to the Trustee set forth in the Authentication Order, and subject to the provisions hereof, authenticate and deliver such Notes to or upon the written order of the Issuer, without any further action by the Issuer except as set forth in this Section 2.02. The signature of any Officer on the Notes may be manual, facsimile or by other electronic means. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 5.01) shall be fully protected in relying upon:

(a)               a copy of the Board Resolution relating to such series;

(b)              an executed supplemental indenture, if any, and the documentation required to be delivered pursuant to Section 8.06;

(c)              an Officer’s Certificate setting forth the form or forms and terms of the Notes of such series pursuant to Section 2.01(1)(v), and prepared in accordance with Section 1.02; and

(d)               an Opinion of Counsel, prepared in accordance with Section 1.02.

(2)            Notes bearing the manual or electronic signatures of individuals who were at any time on or after the date hereof the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(3)           The Notes shall be in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the Board Resolution, Officer’s Certificate or supplemental indenture relating to a particular series of Notes.

Section 2.03.                    Temporary Notes. Until certificates representing Notes of a series are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver temporary Notes of such series. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes of a series in exchange for temporary Notes of such series. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.04.                    Registration, Transfer and Exchange.

(1)           Securities Register. The Trustee shall keep a register of the Notes (the “Security Register”) which shall provide for the registration of such Notes, and for transfers of such Notes in accordance with information, if any, to be provided to the Trustee by the Issuer, subject to such reasonable regulations as the Trustee may prescribe. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection at the Corporate Trust Office of the Trustee or at such other office or agency to be maintained by the Issuer pursuant to Section 9.02.

Upon due presentation for registration of transfer of any Note at the Corporate Trust Office of the Trustee or at any other office or agency maintained by the Issuer pursuant to Section 9.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of authorized denominations, of a like aggregate principal amount, series and Maturity Date.

(2)           Transfer of Global Notes. Any other provision of this Section 2.04 notwithstanding, unless and until it is exchanged in whole or in part for Definitive Notes, a Global Note representing all or a portion of the Notes of a series may not be transferred except as a whole by the Depositary to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes of each series.

(3)           Legends.

Each Global Note shall bear the legend specified in clause (i) of Section 2.01(2) on the face thereof, and any additional legend or legends as may be specified in a Board Resolution, Officer’s Certificate or supplemental indenture relating to a particular series of Notes.

(4)           Definitive Notes.

(i)           Notwithstanding any other provisions of this Indenture or the Notes, a Global Note may be exchanged for Notes of the same series registered in the names of any Person designated by the Depositary in the event that (a) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and the Issuer has not appointed a successor Depositary within 90 days of receiving such notice or of becoming aware of such cessation, (b) an Event of Default has occurred and is continuing with respect to the applicable Notes, or (c) the Issuer, in its sole discretion, determines that the applicable Notes issued in the form of Global Notes shall no longer be represented by such Global Notes as evidenced by a Company Order delivered to the Trustee. Any Global Note exchanged pursuant to clause (a) or (c) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (b) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note of the same series or any portion thereof shall be a Global Note provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii)         If at any time the Depositary for the Notes of any series notifies the Issuer that it is unwilling or unable to continue as Depositary for such Notes or if the Depositary has ceased to be a “clearing agency” registered under the Exchange Act at a time when the Depositary is required to be so registered in order to act as depositary, the Issuer may within 90 days of receiving such notice or of becoming aware of such cessation appoint a successor Depositary with respect to such Notes.

(iii)         If, in accordance with this Section 2.04(4), Notes of any series in global form will no longer be represented by Global Notes, the Issuer will execute, and the Trustee, upon receipt of an Authentication Order, will authenticate and make available for delivery, Definitive Notes of such series in an aggregate principal amount equal to the principal amount of the Global Notes of such series, in exchange for such Global Notes.

(iv)         If a Definitive Note is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any Record Date for the payment of interest and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest shall not be payable on such Interest Payment Date in respect of such Definitive Notes, but shall be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

(v)          Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.04(4) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee (or an Authenticating Agent appointed pursuant to this Indenture) shall authenticate and make available for delivery Definitive Notes at the Registrar’s request, and upon direction of the Issuer. No service charge shall be made for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with any registration of transfer or exchange.

(vi)        When Definitive Notes are presented to the Trustee with a request to register the transfer of such Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations of the same series, the Trustee shall register the transfer or make the exchange as requested if its requirements for such transaction are met provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing.

(vii)        At such time as all interests in Global Notes of any series have either been exchanged for Definitive Notes of such series or cancelled, such Global Notes shall be cancelled by the Trustee in accordance with the standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note of any series is exchanged for Definitive Notes of such series or cancelled, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(5)           Notwithstanding anything in this Indenture to the contrary, (i) all Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange, (ii) all transfers and exchanges of the Notes may be made only in accordance with the procedures set forth in this Indenture, and (iii) the transfer and exchange of a beneficial interest in a Global Note may only be effected through the Depositary in accordance with the procedures promulgated by the Depositary.

(6)           The Issuer shall not be required to (i) issue, register the transfer of, or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes under any optional redemption provision pursuant to Section 2.01(1)(v)(f) and ending at the close of business on the date of such mailing or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not to be redeemed.

Section 2.05.                    Mutilated, Destroyed, Lost and Stolen Notes.

(1)           If (i) any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless from any loss, liability or expense that they may suffer if such Note is replaced and subsequently presented or otherwise claimed for payment, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a protected purchaser, the Issuer may in its discretion execute and, upon request of the Issuer, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, series, Maturity Date, and principal amount, bearing a number not contemporaneously outstanding.

(2)           In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

(3)           Upon the issuance of any new Note under this Section 2.05, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(4)          Every new Note issued pursuant to this Section 2.05 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(5)           The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.06.                    Payment of Interest; Interest Rights Preserved.

(1)           Interest on any Note which is payable and is punctually paid or duly provided for on any Interest Payment Date shall, if so provided in such Note, be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the applicable Record Date, notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date (unless, if so provided in such Note, such Interest Payment Date is also the Maturity Date, in which case such interest shall be payable to the Person to whom principal is payable).

(2)           Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the applicable Record Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names any such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee and, upon request (given at least three (3) Business Days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee)), the Trustee shall, in the name and at the expense of the Issuer, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of each such Note at his address as it appears in the Security Register (or given by electronic delivery or pursuant to the applicable procedures of the Depositary), not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed or given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)          The Issuer may make payment of any Defaulted Interest in any other lawful manner if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

(3)         If any installment of interest on any Note called for redemption pursuant to any optional redemption provision under Section 2.01(1)(v)(f) is due and payable on or prior to the Redemption Date and is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section 2.06, such interest shall be payable as part of the Redemption Price of such Notes.

(4)           Interest on Notes may be paid at the office or agency maintained by the Issuer in the United States pursuant to Section 9.02 or, at the Issuer’s option, through DTC, Clearstream Banking, société anonyme, or Euroclear System to the Person entitled thereto or by such other means as may be specified in the form of such Note.

(5)           Subject to the foregoing provisions of this Section 2.06 and the provisions of Section 2.04, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.07.                    Persons Deemed Owners.

(1)           Prior to due presentment of a Note for registration of transfer, the Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered on the Security Register as the owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to Section 2.06) interest, and for all other purposes whatsoever, whether or not such Note is overdue and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

(2)          None of the Issuer, the Trustee, any Authenticating Agent, any Paying Agent, the Registrar or any Co-Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

Section 2.08.                    Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. Acquisition of such Notes by the Issuer shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. No Note shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.08, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Notes in accordance with its customary procedures and, upon written request, deliver a certificate of such disposition to the Issuer.

Section 2.09.                    Computation of Interest. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the Officer’s Certificate or supplemental indenture relating to a particular series of Notes.

Section 2.10.                    CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP or ISIN numbers, as the case may be, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, as the case may be, either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP or ISIN number.

Article III
DISCHARGE OF INDENTURE

Section 3.01.                    Discharge of Indenture. This Indenture will be Discharged with respect to the Notes of one or more series and will cease to be of further effect as to all such Notes (except as to any surviving rights of transfer or exchange of such Notes expressly provided for herein), and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the Discharge of this Indenture with respect to the Notes of such series, when

(1)           either

(i)           all Notes of such series theretofore authenticated and delivered (except (a) mutilated, lost, stolen or destroyed Notes which have been replaced or paid, as provided in Section 2.05 and (b) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.05) have been delivered by the Issuer to the Trustee for cancellation or have been cancelled; or

(ii)          all such Notes of such series not theretofore delivered to the Trustee cancelled or for cancellation:

(a)               have become due and payable (whether by the sending of a notice of redemption or otherwise), or

(b)               will, in accordance with their Maturity Date, become due and payable within one year, or

(c)               are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and, in any of the cases described in (a) or (b) above or in this clause (c), the Issuer has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the benefit of the Holders of such Notes of such series for that purpose, U.S. dollars or non-callable U.S. Government Obligations or a combination thereof in such amounts sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee cancelled or for cancellation, for principal of and interest and premium, if any, on the Notes of such series to the date of such deposit (in the case of Notes of such series that have become due and payable), or to the Maturity Date or the Redemption Date, as the case may be;

(2)           the Issuer has paid or caused to be paid all other sums payable by it with respect to the Notes of such series under this Indenture; and

(3)           except for Section 3.01(1)(i) or 3.01(1)(ii) in which the Notes of a series have become due and payable at their Maturity Date, the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to the Discharge of this Indenture with respect to the Notes of such series have been complied with.

Notwithstanding the Discharge of this Indenture with respect to the Notes of such series, the obligations of the Issuer under Section 3.01(1) and the obligations of the Issuer to the Trustee under Section 5.07 and to any Authenticating Agent under Section 5.14 shall survive, and the obligations of the Trustee under Sections 3.03 and 3.05 shall survive.

Section 3.02.                    Defeasance and Discharge of Covenants upon Deposit of Moneys. At the Issuer’s option, either (a) the Issuer shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Notes of any series (“Legal Defeasance”) and/or (b) the Issuer shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.01(3), 4.01(6), 7.01, 9.05, 9.06 and 9.07 (and any other Sections, covenants or Events of Default applicable to such Notes that are determined pursuant to Section 2.01 to be subject to this provision) with respect to the Notes of such series at any time after the applicable conditions set forth below have been satisfied (“Covenant Defeasance”):

(1)           The Issuer shall have deposited or caused to be deposited irrevocably with the Trustee, as trust funds, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such series, an amount of money, in cash in U.S. dollars sufficient, or in non-callable U.S. Government Obligations, the principal of and interest on which, when due, will be sufficient, or a combination thereof, sufficient, in the opinion of, or based on a written report or certificate of, a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay and discharge the entire indebtedness on the Notes of such series with respect to principal, premium, if any, and accrued and unpaid interest to the date of such deposit (in the case of Notes of any series that have become due and payable), or to the Maturity Date or Redemption Date, as the case may be;

(2)           No Event of Default, or event which with notice or lapse of time would become an Event of Default, with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar substantially concurrent deposit relating to other indebtedness or other instruments being defeased, discharged, repurchased, redeemed, repaid or otherwise acquired or retired), and the granting of liens to secure such borrowing);

(3)           The Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as applicable, contemplated by this Section 3.02 have been complied with, and:

(i)           in the case of an Opinion of Counsel relating to a Legal Defeasance, stating that:

(A)              the Issuer has received from the Internal Revenue Service a ruling, or

(B)              since the date hereof there has been a change in the applicable Federal income tax law, to the effect, in either case, that and based thereon such Opinion of Counsel shall confirm that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred, which Opinion of Counsel (in the case of a Legal Defeasance) must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable Federal income tax law or related treasury regulations after the date of this Indenture;

(ii)         in the case of an Opinion of Counsel relating to a Covenant Defeasance, stating that the deposit and defeasance contemplated by this Section 3.02 will not cause the Holders of the Notes of such series to recognize income, gain or loss for Federal income tax purposes as a result of the Issuer’s exercise of its option under this Section 3.02 and such Holders will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

If in connection with the exercise by the Issuer of any option under this Section 3.02, any series of Notes is to be redeemed, either notice of such redemption shall have been duly given pursuant to any redemption provision adopted under Section 2.01 of this Indenture or provision therefor satisfactory to the Trustee shall have been made.

If the Issuer exercises its option under Section 3.02(a), payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its option under Section 3.02(b), payment of the Notes may not be accelerated because of an Event of Default specified in any of Section 4.01(3) or (6) or with respect to Article VII or IX.

Notwithstanding the exercise by the Issuer of its option under Section 3.02(b) with respect to Section 7.01, the obligation of any successor entity to assume the obligations to the Trustee under Section 5.07 shall not be discharged.

“Discharged” means, as to any series of Notes, that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes of such series and to have satisfied all the obligations under this Indenture relating to such series of Notes (and the Trustee, at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same), except (A) the rights of Holders of Notes of such series to receive, from the trust fund described in Section 3.01(1) or 3.02(1), as applicable, above, payment of the principal of, premium, if any, and the interest, if any, on such series of Notes when such payments are due; (B) in the case of a Discharge pursuant to this Section 3.02, the Issuer’s obligations with respect to such Notes under Sections 2.04, 2.05, 3.02(1), 3.03, and 9.02 and its obligations under Section 5.07; (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (D) as otherwise set forth in Section 3.01 or Section 3.02, as applicable.

Section 3.03.                    Application of Trust Money. All money and U.S. Government Obligations deposited with the Trustee pursuant to Section 3.01 or Section 3.02 and all proceeds of such U.S. Government Obligations and the interest thereon shall be held in trust and applied by it, in accordance with the provisions of this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, for whose payment such money and U.S. Government Obligations have been deposited with the Trustee; but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 3.04.                    Paying Agent to Repay Moneys Held. Upon the Discharge of this Indenture or a Defeasance, in each case, with respect to the Notes of a series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Notes (other than the Trustee) shall, upon demand of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 3.05.                    Return of Unclaimed Amounts. Subject to applicable abandoned property law, any amounts deposited with or paid to the Trustee or any Paying Agent for payment of the principal of, premium, if any, or interest on any series of Notes or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any series of Notes and not applied but remaining unclaimed by the Holders of such series of Notes for two years after the date upon which the principal of, premium, if any, or interest on such series of Notes, as the case may be, shall have become due and payable, shall be repaid to the Issuer by the Trustee on demand or (if then held by the Issuer) shall be discharged from such trust; and the Holder of any Notes of such series shall thereafter, as an unsecured general creditor, look only to the Issuer for any payment which such Holder may be entitled to collect (until such time as such unclaimed amounts shall escheat, if at all, to any applicable jurisdiction) and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease. Notwithstanding the foregoing, the Trustee or Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper printed in the English language and customarily published at least once a day at least five days in each calendar week and of general circulation in the Borough of Manhattan, in the City and State of New York, a notice that said amounts have not been so applied and that after a date named therein any unclaimed balance of said amounts then remaining will be promptly returned to the Issuer.

Section 3.06.                    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 3.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Holders of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 3.03.

Article IV
REMEDIES

Section 4.01.                    Events of Default. “Event of Default,” wherever used herein, means with respect to Notes of any series, any of the following events:

(1)               default in the payment of any principal of or premium, if any, on the Notes of such series when due (whether at maturity, upon optional redemption or otherwise);

(2)               failure to pay any interest on any Note of such series, when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)               default in the performance, or breach, of any covenant, warranty or agreement (other than as set forth in clause (1) or (2) above of this Section 4.01) of the Issuer under this Indenture in respect of the Notes of such series; provided that a default under this clause (3) is not an Event of Default until the Trustee or the holders of not less than 25% of the aggregate principal amount of the Notes of such series then outstanding deliver a notice to the Issuer that specifies the default, demands it to be remedied and states that such notice is a “Notice of Default” and the Issuer does not cure such default within 60 days after receipt by the Issuer of such Notice of Default or such longer time as may be specified in such Notice of Default;

(4)               the entry of an order for relief against the Issuer under the Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Issuer as bankrupt or insolvent under any other applicable Federal or state law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(5)               the consent by the Issuer to the institution of bankruptcy or insolvency proceedings against any of them, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable Federal or state law, or the consent by the Issuer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of their respective properties, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of the Issuer’s inability to pay debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; and

(6)               (a) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of the Issuer (other than Indebtedness of the Issuer owing to any of its Subsidiaries) outstanding in an amount in excess of $400 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of the Issuer (other than Indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $400 million or its foreign currency equivalent at the time without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses (a) or (b) ceases or is cured, waived, rescinded or annulled, then the Event of Default under this Indenture will be deemed cured.

The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto. Upon becoming aware of any default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such default or Event of Default.

No Event of Default with respect to a single series of Notes issued hereunder (and under or pursuant to any supplemental indenture or Board Resolution) necessarily constitutes an Event of Default with respect to any other series of Notes.

Section 4.02.                    Acceleration of Maturity; Rescission and Annulment.

(1)               If any Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 4.01) with respect to the Notes of any series occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes of such series may declare the principal of all Outstanding Notes of such series, and the interest to the date of acceleration, if any, accrued thereon, to be immediately due and payable by notice in writing to the Issuer (and to the Trustee if given by Holders) specifying the event of default. If an Event of Default described in clause (4) or (5) of Section 4.01 occurs, then the principal amount of all the Notes then outstanding and interest accrued thereon, if any, will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Notes, to the fullest extent permitted by applicable law.

(2)               At any time after such a declaration of acceleration has been made with respect to the Notes of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article IV provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series by written notice to the Issuer and the Trustee, may rescind and annul such declaration and waive such event of default and its consequences, except with respect to a default in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby, if:

(i)               the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(a)               all overdue installments of interest, if any, on such series of Notes,

(b)               the principal of (and premium, if any, on) any such series of Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate prescribed therefor by the Notes of such series, to the extent that payment of such interest is lawful,

(c)               interest on overdue installments of interest at the rate prescribed therefor by the Notes of such series to the extent that payment of such interest is lawful, and

(d)               the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 5.07; and

(ii)              all Events of Default, other than the non-payment of the principal, premium, if any, or interest of the Notes of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 4.13.

Section 4.03.                    Collection of Indebtedness and Suits for Enforcement.

(1)             The Issuer covenants that if:

(i)                 default is made in the payment of any installment of interest on any Note of any series when such interest becomes due and payable, or

(ii)              default is made in the payment of (or premium, if any, on) the principal of any Note of any series at the Maturity thereof, and

(iii)            any such default continues for any period of grace provided in relation to such default pursuant to Section 4.01, then, with respect to such series of Notes, the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes of such series, the whole amount then due and payable on all Notes of such series for principal (and premium, if any) and interest, together with interest (to the extent that payment of such interest shall be legally enforceable) upon the overdue principal (and premium, if any) and upon overdue installments of interest at the rate of interest prescribed therefor by the Notes of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 5.07.

(2)               If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

(3)               If an Event of Default occurs and is continuing with respect to any series of Notes, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such series of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 4.04.                    Trustee May File Proofs of Claim.

(1)              In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Issuer or any obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

(i)                 to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 5.07) and of the Holders allowed in such judicial proceedings, and

(ii)              to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel, and any other amounts due the Trustee under Section 5.07.

(2)              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.05.                    Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any series may be prosecuted and enforced by the Trustee without the possession of any of the Notes of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes of such series.

Section 4.06.                    Application of Money Collected. Any money or property collected by the Trustee from the Issuer pursuant to this Article IV shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Notes of any series and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due the Trustee under Section 5.07.

Second: To the payment of the amounts then due and unpaid upon such series of Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind.

Third: To the Issuer.

Section 4.07.                    Limitation on Suits. No Holder of any Note of any series may institute any action under this Indenture, unless and until:

(1)               such Holder has given the Trustee written notice of a continuing Event of Default with respect to the Notes of such series;

(2)               the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)               such Holder or Holders has or have offered the Trustee, and if requested, provided indemnity or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)               the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

(5)               no inconsistent direction has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series;

it being understood and intended that no one or more Holders of Notes of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such series.

Section 4.08.                    Unconditional Right of Holders to Receive Payment of Principal, Premium (if any) and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and (subject to Section 2.06) interest on such Note on or after the Maturity Date (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective date, and such right shall not be impaired or affected without the consent of such Holder.

Section 4.09.                    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.10.                    Rights and Remedies Cumulative. Except as provided in Section 2.05(5), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.11.                    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article IV or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.12.                    Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes of such series provided that:

(1)               the Trustee is offered, and, if requested, provided indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(2)               the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

(3)               the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Prior to taking any such action hereunder, the Trustee shall be entitled to indemnity or security satisfactory to the Trustee against all fees, losses, liabilities and expenses (including attorneys’ fees and expenses) incurred or to be incurred by taking such action.

Section 4.13.                    Waiver of Past Defaults. Subject to Section 4.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series may, on behalf of the Holders of all Notes of such series, waive any past default hereunder with respect to the Notes of such series, except a default not theretofore cured:

(1)               in the payment of principal, premium, if any, or interest on any Notes of such series, or

(2)               in respect of a covenant or provision in this Indenture which, under Article VIII, cannot be modified without the consent of the Holder of each Outstanding Note of such series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 4.14.                    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any series to which the suit relates, or to any suit instituted by any Holder pursuant to Section 4.08.

Section 4.15.                    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law (other than any bankruptcy law) wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article V
THE TRUSTEE

Section 5.01.                    Certain Duties and Responsibilities of Trustee.

(1)               Except during the continuance of an Event of Default with respect to a series of Notes:

(i)                 the Trustee undertakes to perform such duties and only such duties with respect to such series of Notes as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series of Notes shall be read into this Indenture against the Trustee; and

(ii)              in the absence of negligence and willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(2)               If an Event of Default with respect to a series of Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Notes and any indenture supplemental hereto relating to such series of Notes, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3)               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                 this Subsection shall not be construed to limit the effect of Section 5.01(1);

(ii)              the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to such series of Notes, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to such series of Notes; and

(iv)             no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial loss, expense or liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(4)               Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

Section 5.02.                    Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to any series of Notes for which a Responsible Officer has actual knowledge, the Trustee shall transmit by mail to all Holders of Notes of such series, as their names and addresses appear in the Security Register (or give electronically or pursuant to the procedures of the Depositary), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided however, that, except in the case of a default in the payment of the principal of or interest or premium, if any, on any Note of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee determines in good faith that the withholding of such notice is in the interests of the Holders of the Outstanding Notes of such series, and provided further that, in the case of any default of the type specified in clause (3) of Section 4.01, no such notice to Holders of Notes of such series shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section 5.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 5.03.                    Certain Rights of Trustee. Except as otherwise provided in Section 5.01:

(1)               the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)               any request or direction of the Issuer described herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)               whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence and willful misconduct on its part, rely upon an Officer’s Certificate;

(4)               the Trustee may consult with counsel of its selection and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)               the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)               the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(7)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)              the permissive rights of the Trustee enumerated herein shall not be construed as duties.

(9)             the Trustee shall not be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action);

(10)           the Trustee shall not be required to give any note, bond, or surety in respect of the execution of the trusts and powers under this Indenture;

(11)           the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, strikes, work stoppages, accidents, or acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances, sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities; computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action; and

(12)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 5.04.                    Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof. The Trustee shall not be charged with notice or knowledge of any Event of Default under clause (5) of Section 4.01 or of the identity of a Significant Subsidiary of the Issuer unless either (i) a Responsible Officer of the Trustee assigned to and working in its Corporate Trust Office shall have actual knowledge thereof or (ii) notice thereof shall have been given to the Trustee in accordance with Section 1.05 from the Issuer or any Holder.

Section 5.05.                    May Hold Notes. The Trustee or any Paying Agent, Registrar, or other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 5.08 and 5.12, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar, or such other agent.

Section 5.06.                    Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 5.07.                    Compensation and Reimbursement. The Issuer covenants and agrees:

(1)               to pay the Trustee from time to time, and the Trustee shall be entitled to, compensation as may be agreed in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)             except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence and willful misconduct, as determined by a final, non-appealable order of a court of competent jurisdiction; and

(3)               to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence and willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Notes upon all property and funds held by it hereunder for any amount owing it or any retiring Trustee pursuant to this Section 5.07, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (4) or (5) of Section 4.01, such expenses (including the reasonable charges and expenses of its counsel) and compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 5.08.                    Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such interest or resign as Trustee, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. The Trustee is subject to and shall comply with the provisions of Section 310(b) of the TIA during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of Section 310(b) of the TIA.

Section 5.09.                    Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article V.

Section 5.10.                    Resignation and Removal; Appointment of Successor.

(1)               No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article V shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.11.

(2)               The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(3)               The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Notes of such series, delivered to the Trustee and to the Issuer.

(4)               If at any time:

(i)                 the Trustee shall fail to comply with Section 5.08 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii)              the Trustee shall cease to be eligible under Section 5.09 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

(iii)            the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by a Board Resolution may remove the Trustee with respect to all Notes, or (B) subject to Section 4.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(5)               If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 5.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Notes of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 5.11, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(6)               The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

Section 5.11.                    Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its reasonable charges and subject to its lien, if any, provided by Section 5.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article V.

Section 5.12.                    Merger, Conversion, Consolidation or Succession to Business. Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such entity shall be otherwise qualified and eligible under this Article V, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 5.13.                    Preferential Collection of Claims Against Issuer. If and when the Trustee shall be or shall become a creditor of the Issuer (or of any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or against any such other obligor, as the case may be).

Section 5.14.                    Appointment of Authenticating Agent.

(1)               At any time when any of the Notes remain Outstanding the Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Agents with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.05, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and, if other than the Issuer itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 5.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.14.

(2)               Any entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any entity succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such entity shall be otherwise eligible under this Section 5.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(3)               An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Issuer, to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Issuer, to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, the Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register (or shall give such notice electronically or pursuant to the procedures of the Depositary). Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.14.

(4)               The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.14.

(5)               If an appointment is made pursuant to this Section 5.14, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
As Authenticating Agent
Authorized signatory

Article VI
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 6.01.                    Issuer to Furnish Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Trustee:

(1)               semi-annually, not more than 15 days after the Record Date for the payment of interest in respect of each series of Notes, in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of such Notes as of such date, and

(2)               at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided that, in the case of (1) and (2), if the Trustee shall be the Registrar, such list shall not be required to be furnished.

Section 6.02.                    Preservation of Information; Communications to Holders.

(1)               The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Notes of each series contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders of Notes received by the Trustee. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(2)               Holders of Notes may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders of Notes with respect to their rights under this Indenture or under the Notes.

(3)               Every Holder of Notes, by receiving and holding the same, agrees with the Issuer that the Issuer shall not be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 6.02(2), regardless of the source from which such information was derived.

Section 6.03.                    Reports by Trustee.

(1)               Within 60 days after May 15 of each year commencing with the first May 15 following the date of the initial issuance of Notes under this Indenture, the Trustee shall transmit by mail to the Holders of Notes as their names and addresses appear in the Security Register, a brief report dated as of such May 15, to the extent required under Section 313(a) of the Trust Indenture Act.

(2)               The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

(3)               A copy of each such report shall, at the time for such transmission to Holders of Notes, be filed by the Trustee with the Issuer, with each stock exchange upon which any Notes are listed (if so listed) and also with the Commission. The Issuer agrees to promptly notify the Trustee when any Notes become listed on any stock exchange and of any delisting thereof.

Section 6.04.                    Reports by Issuer.

The Issuer shall comply with the provisions of Section 314(a) and 314(c) of the TIA. Delivery of such reports, information and documents to the Trustee pursuant to TIA Section 314(a)(1), (2) and/or (3) shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or matters determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates provided pursuant to Section 6.05 below). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained herein, or whether any such reports, information or documents have or have not been provided as required by the TIA. The Trustee is entitled to assume such compliance with the TIA unless a Responsible Officer of the Trustee is informed otherwise.

Section 6.05.                    Compliance Certificate.

(1)               The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a default or Event of Default has occurred, describing such default or Event of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(2)               So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith upon any Officer becoming aware of any default or Event of Default, and what action the Issuer is taking or proposes to take with respect thereto.

(3)               Except with respect to receipt of Note payments when due and any default or Event of Default information contained in the Officer’s Certificates delivered to it pursuant to this Section 6.05, the Trustee shall have no duty to review, ascertain or confirm the Issuer’s compliance with, or the breach of any representation, warranty or covenant made in this Indenture.

Article VII
CONSOLIDATION, MERGER OR TRANSFER

Section 7.01.                    When Issuer May Merge or Transfer Assets. The Issuer may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of the Issuer’s and its Subsidiaries’ property and assets (taken as a whole) to another entity unless:

(1)               either (a) the Issuer shall be the continuing Person or (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the properties and assets of the Issuer and its Subsidiaries (taken as a whole) are sold, leased, conveyed, transferred or otherwise disposed of (i) shall be a Person organized and existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture;

(2)               immediately after giving effect to such transaction, no Event of Default, and no default or other event which, after notice or lapse of time or both, would become a default or Event of Default, shall have occurred and be continuing;

(3)               if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this Section 7.01, properties or assets of the Issuer would become subject to any lien which would not be permitted by Section 9.06 without equally and ratably securing the Notes of such series, the Issuer or such successor Person, as the case may be, will take steps as are necessary to effectively secure the Notes of such series equally and ratably with, or prior to, all Indebtedness secured by those liens as and to the extent required by Section 9.06; and

(4)              the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.02.                    Successor Entity Substituted. The successor Person formed by such consolidation or into which the Issuer is merged or any successor Person to which such sale, lease, conveyance, transfer or disposition of all or substantially all of its and its Subsidiaries’ assets (taken as a whole) is made, in each case other than a lease, shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor had been named as the Issuer herein; and thereafter the Issuer shall be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Issuer.

Article VIII
SUPPLEMENTAL INDENTURES

Section 8.01.                    Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Notes, the Issuer and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)               to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer under this Indenture and the Notes pursuant to Article VII;

(2)               to add to the covenants of the Issuer for the benefit of Holders of the Notes or to surrender any right or power conferred upon the Issuer;

(3)               to add any additional events of default for the benefit of Holders of the Notes;

(4)               to add to or change any of the provisions of this Indenture as necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form, or relating to the transfer and legending of Notes;

(5)               to secure the Notes or to add guarantees of the Notes;

(6)               to add or appoint a successor or separate Trustee;

(7)               to cure any ambiguity, defect, mistake or inconsistency;

(8)               to supplement any of the provisions of this Indenture as necessary to permit or facilitate the Defeasance (whether Legal Defeasance or Covenant Defeasance) or Discharge of any series of Notes pursuant to Section 3.01 or Section 3.02;

(9)               to make any other change that would not adversely affect the contractual rights of any Holders of the Notes of the applicable series;

(10)           to make any change necessary to comply with any requirement of the Commission in connection with the qualification of this Indenture or any supplemental Indenture under the TIA;

(11)           to conform any provision in this Indenture, or in the Board Resolution, Officer’s Certificate or supplemental indenture establishing the Notes of any series, or the terms of the Notes of any series, to the prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the Notes of such series were offered; and

(12)           to reflect the issuance of additional Notes of any series of Notes.

Section 8.02.                    Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series affected by such supplemental indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such securities), the Issuer and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes of such series under this Indenture; provided however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note of such series affected thereby:

(1)               make any change to the percentage of principal amount of Notes the Holders of which must consent to an amendment, modification, supplement or waiver;

(2)               reduce the rate of or extend the time of payment for interest on any Note;

(3)               reduce the principal amount or extend the stated Maturity of any Note;

(4)               reduce the Redemption Price or repurchase price of any Note, change the date on which any Note is subject to redemption or repurchase (provided that this shall not apply to changes in the notice period for any redemption or repurchase) or add redemption or repurchase provisions to the Notes;

(5)               make any Note payable in money other than that stated in this Indenture or the Note; or

(6)               impair the right to institute suit for the enforcement of any payment on or with respect to the Notes.

The Holders of not less than a majority in principal amount of the Outstanding Notes of any series may waive compliance by the Issuer with certain restrictive provisions of this Indenture with respect to the Notes of such series. The Holders of at least a majority in principal amount of the Outstanding Notes of any series may waive any past default under this Indenture, except a default not theretofore cured in the payment of principal or interest and any covenants and provisions of this Indenture which this Indenture (or the applicable Board Resolution, Officer’s Certificate or supplemental indenture establishing the series of Notes) expressly provides cannot be amended without the consent of the Holder of each Outstanding Note of the applicable series affected thereby.

Section 8.03.                    Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Upon request of the Issuer and, in the case of Section 8.02, upon filing with the Trustee of evidence of an Act of Holders as aforementioned, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, powers, trusts, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Section 8.04.                    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under this Indenture of the Trustee, the Issuer and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein.

Section 8.05.                    Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article VIII shall conform to the requirements of the TIA as then in effect.

Section 8.06.                    Documents to Be Given to Trustee. The Trustee, subject to the provisions of Section 5.01, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article VIII complies with the applicable provisions of this Indenture.

Section 8.07.                    Notation on Notes in Respect of Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes of any series so modified as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Notes of such series then Outstanding.

Article IX
COVENANTS

Section 9.01.                    Payment of Principal, Premium and Interest. The Issuer covenants and agrees for the benefit of each series of Notes that it shall pay or cause to be paid the principal, premium, if any, and interest on such series of Notes on the dates and in the manner provided in such series of Notes, and shall duly comply with all the other terms, agreements and conditions contained in this Indenture for the benefit of such series of Notes.

Payment of principal of, and premium, if any, and interest on a Global Note registered in the name of or held by the DTC or its nominee shall be made in immediately available funds to DTC or its nominee, as the case may be, as the Holder of such Global Note. If any of the Notes are no longer represented by a Global Note, payment of interest on certificated Notes in definitive form may, at the option of the Issuer, be made by (i) check mailed directly to Holders at their registered addresses or (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States by the payee.

The Issuer shall pay any interest (including any post-petition interest in any proceeding under any Federal or state bankruptcy, insolvency, reorganization, or other similar law) on overdue principal and premium, if any, from time to time on demand at the applicable rate of interest determined from time to time in the manner provided for in each series of Notes; it shall pay interest (including post-petition interest in any proceeding under any Federal or State bankruptcy, insolvency, reorganization, or other similar law) on overdue installments of interest and (without regard to any applicable grace periods) from time to time on demand at the same rates to the extent lawful.

Section 9.02.                    Maintenance of Office or Agency. So long as any of the Notes remain outstanding, the Issuer shall maintain an office or agency in the United States (which initially will be the Corporate Trust Office) where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands; provided, that the Corporate Trust Office of the Trustee shall not be the office of service of legal process on the Issuer. Upon any insolvency, bankruptcy or reorganization proceedings relating to the Issuer (including, without limitation, its bankruptcy, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally), the Trustee shall automatically serve as Paying Agent for the Notes.

The Issuer may also from time to time designate one or more other offices or agencies where one or more series of Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the United States for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 9.03.                    Money for Note Payments to be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal, premium, if any, or interest on any series of Notes, segregate and hold in trust for the benefit of the Holders of such series of Notes a sum sufficient to pay such principal, premium, if any, or interest so becoming due until such sums shall be paid to such Holders of the Notes of such series or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents, it shall, on or prior to (and if on, then before 10:00 a.m. (New York City time)) each due date of the principal, premium, if any, or interest, on any series of Notes, deposit with a Paying Agent a sum sufficient to pay such principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Notes of such series entitled to the same and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.03, that such Paying Agent shall:

(1)               hold all sums held by it for the payment of principal, premium, if any, or interest, on Notes of any series in trust for the benefit of the Holders of the Notes of such series entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(2)               give the Trustee prompt notice of any default by the Issuer (or any other obligor upon the Notes of such series) in the making of any such payment of principal, premium, if any, or interest, on such Notes; and

(3)               at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may, at any time, for the purpose of obtaining the discharge of this Indenture, or a Discharge or Defeasance of a series of Notes, or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent or, if for any other purpose, all sums so held in trust by the Issuer in respect of all series of Notes or Notes of such series, as applicable, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 9.04.                    Certificate to Trustee. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the initial issuance of Notes under this Indenture, an Officer’s Certificate that complies with TIA Section 314(a)(4) stating that in the course of the performance by the signers of their duties as officers of the Issuer, they would normally have knowledge of any default by the Issuer in the performance of any of its covenants or agreements contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof and the actions the Issuer intends to take in connection therewith.

Section 9.05.                    Existence. Subject to Article VII, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate (or, if not a corporation, other type of entity) existence.

Section 9.06.                    Limitation on Liens. The Issuer shall not, and shall not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any Subsidiary), to secure any Indebtedness of the Issuer, any Significant Subsidiary or any other Person, without securing the Notes equally and ratably with such Indebtedness for so long as such Indebtedness shall be so secured. The foregoing shall not apply to:

(1)               liens existing on the date of this Indenture (or the applicable Board Resolution, Officer’s Certificate or supplemental indenture establishing the series of Notes);

(2)               (x) liens on assets or property of a Person at the time it becomes a Subsidiary securing only Indebtedness of such Person; provided such Indebtedness was not incurred in connection with such Person or entity becoming a Subsidiary and such liens do not extend to any assets other than those of the Person becoming a Subsidiary and the proceeds and products of such assets (and the proceeds and products thereof); and (y) liens on assets or property at the time acquired; provided such Indebtedness was not incurred in connection with such acquisition and such liens do not extend to any assets other than those so acquired (and the proceeds and products thereof);

(3)               liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease (including any Capital Lease Obligations, or any synthetic, off-balance sheet or tax retention lease), improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

(4)               liens to secure any modification, extension, renewal, refinancing, replacement or refunding (or successive modifications, extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by liens referred to in clauses (1) through (3) above or liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such lien is limited to all or part of substantially the same (or same type of) property which secured the lien modified, extended, renewed, refinanced, replaced or refunded, plus accessions, additions and improvements on such property and after-acquired property and the Indebtedness so secured does not exceed the sum of (A) the greater of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by and (y) the fair market value (as determined by the Issuer’s Board of Directors) of the assets subject to, such liens at the time of such modification, extension, renewal, refinancing, replacement or refunding, or such amendment, consent or waiver, as the case may be, plus (B) an amount necessary to pay accrued but unpaid interest on such Indebtedness and any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs, expenses (including upfront fees, original issue discount (in lieu of upfront fees), consent fees, amendment fees or similar fees) or penalties incurred in connection with such modification, extension, renewal, refinancing, replacement or refunding;

(5)               liens on property incurred in Sale and Leaseback Transactions permitted by the second paragraph of Section 9.07;

(6)               liens in favor of only the Issuer or one or more Subsidiaries granted by the Issuer or a Subsidiary to secure any obligations owed to the Issuer or a Subsidiary of the Issuer;

(7)             liens on assets of any subsidiary of the Issuer registered or regulated as a “broker” or “dealer” as such terms are defined in Sections 3(a) (4) and (5) of the Exchange Act, as amended, created or otherwise arising in the ordinary course of such Subsidiary’s business;

(8)             customary liens in respect of a deposit for the benefit of a Holder of a series of Notes for a Discharge or Defeasance of such Notes or holders of other Indebtedness for a discharge or defeasance of such other Indebtedness;

(9)             liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by the Issuer or any Subsidiary in the ordinary course of business;

(10)           liens in favor of the Trustee granted in accordance with this Indenture;

(11)           liens for taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days (or, if failure to pay prior to delinquency but after the due date does not result in additional material amounts being due, which are not yet delinquent by more than 30 days) or not yet subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings and for which the Issuer or any Subsidiary, as applicable, has maintained adequate reserves in accordance with GAAP;

(12)           any attachment or judgment lien in existence less than 60 days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) the Issuer or any of its Subsidiaries shall in good faith be prosecuting on appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

(13)           liens securing Swap Contracts of the Issuer or any of its Subsidiaries permitted to be incurred under this Indenture;

(14)           liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Subsidiary in the ordinary course of business;

(15)          liens on the assets of, or capital stock or other equity interests in, any Subsidiary or any joint venture and which secures Indebtedness or other obligations of such Subsidiary or joint venture (or of another Subsidiary);

(16)           liens securing obligations under the Revolving Credit Agreement in an aggregate amount not to exceed $750,000,000; and

(17)           liens otherwise prohibited by this Section 9.06, securing Indebtedness which, together with the value of Attributable Debt incurred in Sale and Leaseback Transactions permitted under Section 9.07 below, do not exceed 15.0% of Consolidated Net Tangible Assets measured at the date of incurrence of such liens.

Any lien created for the benefit of Holders pursuant to the preceding paragraph may provide by its terms that any such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien securing such other Indebtedness.

Section 9.07.                    Limitation on Sale-Leaseback Transactions. The Issuer shall not, and shall not permit any Significant Subsidiary to, enter into any arrangement with any Person pursuant to which the Issuer or any Significant Subsidiary leases any property that has been or is to be sold or transferred by the Issuer or the Significant Subsidiary to such Person (a “Sale and Leaseback Transaction”) except that a Sale and Leaseback Transaction is permitted if the Issuer or such Significant Subsidiary would be entitled to incur Indebtedness secured by a lien on the property to be leased (without equally and ratably securing the Outstanding Notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “Attributable Debt”).

The foregoing shall not apply to:

(a)               temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(b)              leases between only the Issuer and one or more Subsidiaries of the Issuer or only between or among Subsidiaries of the Issuer;

(c)               leases where the proceeds are at least equal to the fair market value (as determined by the Board of Directors) of the property and the Issuer applies within 270 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Debt associated with the property to (i) the retirement of long-term secured Indebtedness, (ii) the acquisition, construction, development or improvement of properties, facilities or equipment or (iii) a combination thereof; or

(d)               leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Article X
REDEMPTION OF NOTES

Section 10.01.                Optional Redemption. Unless otherwise provided pursuant to Section 2.01(1)(v)(f), the Issuer shall not be permitted to optionally redeem Notes of any series.

(a)              The Issuer may, with respect to any series of Notes, reserve the right to redeem and pay the Notes of such series, or any part thereof, prior to the Maturity Date thereof at such time and on such terms as provided for with respect to such series of Notes. If a series of Notes is redeemable and the Issuer wants to redeem prior to the Maturity Date thereof all or part of the Notes of such series pursuant to the terms of such Notes, it shall notify the Trustee of the paragraph of the Notes and/or Section of this Indenture (or Board Resolution, supplemental indenture or Officers’ Certificate) pursuant to which the redemption shall occur and of the information set forth in Section 10.01(b) below. Notice of redemption of Notes of a series shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided, that if the Issuer requests the Trustee to give such notice, it shall provide an execution version of such notice to the Trustee at least five days prior to the date such notice is required to be sent to the Holders (or such shorter period as shall be acceptable to the Trustee).

(b)               Notice of redemption to the Holders of Notes of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by first-class mail, postage prepaid, mailed or otherwise delivered electronically or in accordance with the procedures of DTC to holders of Global Notes, with a copy to the Trustee, not fewer than 10 nor more than 60 days (unless in connection with a Discharge or Defeasance) prior to the applicable date specified for redemption (the “Redemption Date”), to each such Holder at such Holder’s last address appearing in the Security Register (or by electronic delivery or pursuant to the applicable procedures of the Depositary). All notices of redemption shall state:

(i)              the Redemption Date;

(ii)             the Redemption Price, or if not then ascertainable, the manner of calculating the Redemption Price;

(iii)            if fewer than all outstanding Notes of a series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes of such series to be redeemed from the Holder to whom the notice is given and that on and after the Redemption Date, subject to the waiver by the Issuer in its sole discretion or the satisfaction of any conditions precedent to such redemption, upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued in accordance with Section 10.01(e);

(iv)           that, subject to the waiver by the Issuer in its sole discretion or the satisfaction of any conditions precedent to such redemption, on the Redemption Date the Redemption Price shall become due and payable upon each Note called for redemption, and that interest, if any, thereon shall cease to accrue from and after said date;

(v)            the place where Notes called for redemption are to be surrendered for payment of the Redemption Price, which shall be the office or agency maintained by the Issuer pursuant to this Indenture;

(vi)           the name and address of the Paying Agent;

(vii)          that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(viii)        the CUSIP and/or ISIN number, and that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes; and

(ix)             any conditions precedent to such redemption and, that in the Issuer’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed, or such notice may be rescinded at any time in the Issuer’s sole discretion if in the good faith judgement of the Issuer any or all of such conditions will not be satisfied;

(c)               On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in this Indenture) an amount of money sufficient to pay the Redemption Price of, and any accrued interest on, all the Notes which are to be redeemed on that date.

(d)               Notice of redemption having been given as aforesaid, subject to the waiver by the Issuer in its sole discretion or the satisfaction of any conditions precedent to such redemption, the Notes (or portions thereof) so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price plus accrued and unpaid interest to, but not including, the Redemption Date therein specified and from and after such date (unless the Issuer shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Any installment of interest due and payable on or prior to the Redemption Date with respect to any Notes so called for redemption shall be payable to the Holders of such Notes registered as such on the relevant Record Date according to the terms and the provisions of Section 2.06 of this Indenture. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor by the Note.

(e)               Any Note that is to be redeemed only in part shall be surrendered at the office or agency maintained by the Issuer pursuant to Section 9.02 of this Indenture (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge and at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of such Note so surrendered.

(f)                If fewer than all the Notes of a series are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes of such series not previously called for redemption, pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate and in accordance with the applicable procedures of the Depositary in the case of Global Notes, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Notes of such series or any integral multiple thereof) of the principal amount of Notes of such series of a denomination larger than the minimum authorized denomination for the Notes of such series.

(g)               The Trustee shall promptly notify the Issuer in writing of the Notes of such series selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

(h)               Unless the context otherwise requires, all provisions relating to the redemption of Notes of a series shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note which has been or is to be redeemed.

Section 10.02.                Mandatory Redemption. Unless otherwise provided pursuant to Section 2.01(1)(v)(f), the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes of any series.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SKYWORKS SOLUTIONS, INC.

By:	/s/ Philip Carter
	Name:	Philip Carter
	Title:	Senior Vice President and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough
	Name:	Bradley E. Scarbrough
	Title:	Vice President